EXHIBIT (a)(1)(iv)

NOTICE OF GUARANTEED DELIVERY

TO TENDER FOR CASH AMERICAN DEPOSITARY SHARES REPRESENTING
SERIES B SHARES

OF

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

PURSUANT TO THE U.S. OFFER TO PURCHASE

DATED FEBRUARY 7, 2023

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 8, 2023 UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED

Delivery of documents to the Tender Agent may be made as follows:

Citibank, N.A.

If delivering by facsimile transmission (for Eligible Institutions only):

(816) 374-7427

Confirm Facsimile Transmission by telephone only:

(844) 460-9413

By mail courier:

Citibank, N.A.

P.O. Box 219287

Kansas City, MO 64121-9287

Ref: Banco Santander Tender

By overnight courier:

Citibank, N.A.

430 W 7th Street, Suite 219287

Kansas City, MO 64105-1407

Ref: Banco Santander Tender

Delivery of this Notice of Guaranteed Delivery to an address, other than as set forth for the Tender Agent above will not constitute a valid delivery to the Tender Agent. Do NOT send any documents to the Company, Purchaser or Morrow Sodali LLC (the “Information Agent”). Do not send American Depositary Receipts (“ADRs”) evidencing ADSs (as defined below) with this Notice of Guaranteed Delivery. Such ADRs should be sent with the ADS Letter of Transmittal. You must sign this Notice of Guaranteed Delivery in the appropriate space provided thereof below. This Notice of Guaranteed Delivery should not be used for tenders of Series B Shares.

This Notice of Guaranteed Delivery should not be used to guarantee signatures for an ADS Letter of Transmittal. If a signature on an ADS Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution (as defined below), such signature guarantee must appear in the applicable space provided in the ADS Letter of Transmittal.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the U.S. Offer, as defined below.

Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (“Purchaser”), is making an all cash tender offer pursuant to an offer to purchase dated February 7, 2023 (the “U.S. Offer to Purchase”), in addition to a concurrent separate all cash tender offer on equivalent terms (the “Mexican Offer,” and together with the U.S. Offer (as defined below), the “Offers”) pursuant to other offering documents presented before the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (“CNBV”), to acquire all the issued and outstanding (i) Series B shares (the “Series B Shares”) of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (the “Company”) and (ii) American Depositary Shares (each of which represents five Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”), in each case other than any Series B Shares or ADSs owned directly or indirectly by Purchaser, for Ps.24.52 in cash per Series B Share, or the U.S. dollar equivalent of Ps.122.6 (based on the U.S.$/Ps. exchange rate on the Expiration Date (as defined below) as published in the Mexican Federal Official Gazette (Diario Oficial de la Federación) by the Mexican Central Bank (Banco de México)) in cash per ADS (the “U.S. Offer Price”), without interest, upon the terms, and subject to the conditions, set forth in the U.S. Offer to Purchase and the related materials, including the acceptance for Series B Shares (the “Acceptance for Series B Shares”) and the related letter of transmittal for ADSs (the “ADS Letter of Transmittal”), which, together with any amendments or supplements, collectively constitute the “U.S. Offer.” The ADSs were issued under a facility created pursuant to the Amended and Restated Deposit Agreement, dated as of October 1, 2022, by and among the Company, Citibank, N.A., as ADS Depositary (the “Depositary”), and all holders and beneficial owners from time to time of ADSs issued thereunder (such Amended and Restated Deposit Agreement, as further amended or amended and restated from time to time, the “Deposit Agreement”). All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase. All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

Please deliver this Notice of Guaranteed Delivery to Citibank, N.A. (the “Tender Agent”) at one of the addresses set forth above prior to 5:00 p.m., New York City time (the “Expiration Time”), on March 8, 2023 (as it may be extended as set forth in the U.S. Offer to Purchase but not including the Statutory Sell-out, if applicable, the “Expiration Date”) if:

1.	ADRs evidencing ADSs are not immediately available;

2.	the procedure for book-entry tender cannot be completed prior to the Expiration Time on the Expiration Date; or

3.	the holder cannot deliver the ADRs and all other required documents to the Tender Agent prior to the Expiration Time on the Expiration Date.

This Notice of Guaranteed Delivery may be delivered by facsimile, mail or by overnight courier to the Tender Agent. Signatures hereto must be guaranteed an Eligible Guarantor Institution (as defined below). Purchaser and its affiliates intend to enforce all rights they may have under applicable law against any Eligible Guarantor Institution that completes this form and fails to deliver ADSs by the deadline described in Box 3 below.

You may request assistance or additional copies of the U.S. Offer to Purchase, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from the Information Agent at:

Morrow Sodali LLC

509 Madison Avenue

New York, NY 10022

or

Call Toll-Free (800) 662-5200

Email: opasantander@investor.morrowsodali.com

Ladies and Gentlemen:

The undersigned hereby tenders to Purchaser, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the ADS Letter of Transmittal accompanying the U.S. Offer to Purchase, receipt of which is hereby acknowledged, the aggregate number of ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the U.S. Offer to Purchase. See “The U.S. Offer—Section 3. Procedures for Accepting the U.S. Offer and Tendering Shares” in the U.S. Offer to Purchase. Participants should notify the Tender Agent prior to covering through the submission of a physical security directly to the Tender Agent based on a guaranteed delivery that was submitted via the ATOP platform of the Depository Trust Company (“DTC”).

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

***

BOX 1
NOTICE OF GUARANTEED DELIVERY
Please provide

The following information:

Name(s) of Record Holder(s)*:

Number of ADSs Tendered**:

ADR Certificate No(s). (if available or applicable):

Address(es) (including zip code):

Area Code and Telephone Number(s):

Signature(s):

Dated: ______________

☐ Check if the ADSs that will be tendered are held on the books of the Depositary and provide:

Name of Tendering Institution:

Area Code and Telephone Number:

Account No.:

Transaction Code No.:

Signatures:

Dated: ______________

_____________________

*	Please print or type the name and address of registered holders of (i) ADRs exactly as it appears on the ADRs or (ii) uncertificated ADSs on the books of the Depositary, exactly as appear on the books of the Depositary.

**	Unless otherwise indicated, and subject to the terms and conditions of the Offer, a holder will be deemed to have tendered all ADSs owned by such holder.

BOX 2
SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs as such name(s) appears on the ADRs or (ii) uncertificated ADSs on the books of the Depositary exactly as such name(s) appear on the books of the Depositary.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:

Name(s) (please type or print):

Capacity (please type or print):

Address(es) (please type or print):

Signatures:

Dated: ______________

BOX 3
GUARANTEE (Not to be used for signature guarantee for an ADS Letter of Transmittal.)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program (SEMP), or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Guarantor Institution”), hereby guarantees to deliver within two (2) New York Stock Exchange (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery (but in any event no later than two (2) NYSE trading days following the Expiration Date) to the Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through the DTC system, including delivery to the Tender Agent of the Agent’s Message instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.
Name of Firm:

Address (with zip code):

Area Code and Telephone No.:

Authorized Signature:

Name (please type or print):

Title:

Dated: ______________

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH FOR THE TENDER AGENT ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO PURCHASER, THE COMPANY OR THE INFORMATION AGENT.

DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADRs SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL.

THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE USED TO GUARANTEE SIGNATURES FOR AN ADS LETTER OF TRANSMITTAL. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE ADS LETTER OF TRANSMITTAL.

* * *

ALL QUESTIONS REGARDING THE U.S. OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, MORROW SODALI LLC, AT (800) 662-5200 OR THE ADDRESS SET FORTH ON THE BACK PAGE OF THE OFFER TO PURCHASE.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS NOTICE OF GUARANTEED DELIVERY OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT THE INFORMATION AGENT, MORROW SODALI LLC, AT (800) 662-5200.